UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 2, 2006

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska	000-26326	37-1119387

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10077 South 134th Street, Omaha, Nebraska (Address of principal executive offices)	68138 (Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 2, 2006, Professional Veterinary Products, Ltd. (the “Company”) announced the appointment of Stephen J. Price as the Company’s Chief Operating Officer, effective immediately. Prior to this appointment, Mr. Price, age 46, served as the Director of Sales and Marketing since April 2005 and Vice President of Sales and Marketing since August 2005. From 2002 through 2005, Mr. Price was the General Manager for ProConn, LLC, a wholly-owned subsidiary of the Company. From 2000 through 2002, Mr. Price was employed by Hi-Pro Animal Health in Friona, Texas, an animal health supplier, and his responsibilities included Business Development and Special Projects. From 1998 through 2000, Mr. Price was the Manager of Farm Centers, Inc. in Shawnee, Oklahoma. Mr. Price earned his Bachelor’s Degree in agriculture (animal science) from Oklahoma State University, Stillwater in 1982.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: February 8, 2006	By:	/s/ Neal B. Soderquist
Neal B. Soderquist
Chief Financial Officer and Vice President